Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168020 and No. 333-215535) of ING Financial Services LLC, of our report dated June 26, 2026, relating to the financial statements and supplemental schedule of the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Peachtree Corners, Georgia

June 26, 2026